UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  May 20, 2008

CONSOLIDATION SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware (State of other jurisdiction of incorporation)	333-142105 (Commission File Number)	20-8317863 (IRS Employer Identification No.)

2756 N. Green Parkway, Suite 225

Henderson, NV 89014

(Address of principal executive offices)

Registrant’s telephone number, including area code  (702) 614-5333

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

ITEM 2.01.  COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On May 20, 2008, Consolidation Services, Inc. (the “Company” or “CSI”) completed the acquisition of a fifty (50%) percent equity ownership interest in Buckhorn Resources LLC, a  Kentucky limited liability company (“BR”), pursuant to that certain Property Agreement, dated March 27, 2008, between the Company and Billy David Altizer, Pat E. Mitchell, Howard Prevette, William Dale Harris (collectively, the “Sellers”) and BR, which appears as an exhibit to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission (the “Commission”) on March 31, 2008.  Other than in respect to this transaction, the Company does not have any material relationship with the parties to the Property Agreement.

BR owns approximately 10,000 acres of land with coal rights in Eastern Kentucky, including all rights to coal on the property, except for a $.30 per ton coal right retained by an unaffiliated third party and former owner of the property.  According to third party estimates, there are approximately 269 million tons of coal with respect to the property, of which 135 million tons are surface mineable coal.  CSI can use the surface rights on the first 5,200 acres, for which a higher value use has not been identified, at no additional charge for its proposed grass fed grazing/organic farming operations.  As additional acres are available for organic use by CSI, CSI shall have the right of first refusal on any offer made for agricultural use of the surface acres, unless or until a higher value use is determined.  The closing of this transaction was also disclosed in the press release, dated May 21, 2008, which is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

The total consideration for this acquisition is $4,200,000, consisting of: (i) $2,100,000 in cash or installment payments, whereby $550,000 was paid by the Company in cash at the closing and $1,550,000 remains payable by the Company in installments over the next twelve months (a total of $600,000 of the cash consideration component will be used to fund development activities on the property such as obtaining coal-mining permits); and (ii) an aggregate of 1,093,750 shares of the Company’s restricted common stock, valued at $1.92 per share, or $2,100,000 in the aggregate.  The shares are subject to a lock-up/leak-out agreement permitting aggregate weekly sales of up to 21,034 shares commencing on April 1, 2009. CSI will guarantee payment of the $2,100,000 value of the shares as long as the shares are sold in accordance with the terms of the lock-up.  Any proceeds from the sale of such common stock in excess of $4.80 per share (the “Surplus” as defined in the Property Agreement) shall be paid to CSI.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

The disclosures made in Item 2.01 of this Current Report are incorporated herein by reference.

On May 20, 2008, the Company issued 1,093,750 shares of its restricted common stock, par value $.001 per share (the “Shares”) to the three designees of the owners of BR.  The Shares were valued at $1.92 per share and were issued as payment of $2,100,000 in stock consideration pursuant to the terms of the above described Property Agreement.

Both of the offering and the sale of the Shares was conducted pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) thereunder and/or Regulation D and Rule 506 thereunder. No placement agent or underwriter was used in connection with either the offering or the sale of the Shares and there is no commission, finder's fee or other compensation due or owing to any party as a result of the transactions described herein.

The securities issued in connection with the above described transaction have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.  This Current Report is not being used for the purpose of conditioning the market in the United States for any of the securities offered or sold.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(A)     FINANCIAL  STATEMENTS  OF  BUSINESS  ACQUIRED

(i) The audited balance sheet of Buckhorn Resources LLC as of December 31, 2007 and December 31, 2006, and the related statements of operations, stockholders' equity and  cash  flows  for  the  years  ended December 31, 2007 and 2006 are attached hereto as Exhibit  99.2.

(ii) The unaudited balance sheet of Buckhorn Resources LLC as of March 31, 2008, and the related statements of operations, stockholders' equity and cash  flows for the three months  ended March 31, 2008 and March 31, 2007 are attached hereto as Exhibit  99.3.

(B)     PRO FORMA FINANCIAL INFORMATION

(i) The unaudited pro forma combined balance  sheet  as  of  December  31,  2007 and the unaudited pro forma combined statement of operations for the year ended December 31, 2007 for Consolidation Services, Inc. are attached hereto as Exhibit  99.4.

(ii) The unaudited pro forma combined balance  sheet  as  of  March 31, 2008 and the unaudited pro forma combined statement of operations for the three months ended March 31, 2008 for Consolidation Services, Inc. are attached hereto as Exhibit  99.5.

(D)     EXHIBITS

10.1	Property Agreement, dated March 27, 2008, between the Company and Billy David Altizer, Pat E. Mitchell, Howard Prevette, William Dale Harris and Buckhorn Resources LLC. (1)
*99.1	Press Release, dated May 21, 2008.
*99.2	Audited Financial Statements of Buckhorn Resources LLC for the years ended December 31, 2007 and 2006.
*99.3	Unaudited Financial Statements of Buckhorn Resources LLC for the three months ended March 31, 2008.
*99.4	Unaudited pro-forma combined balance sheet and statements of operations of Consolidation Services, Inc. for the year ended December 31, 2007.
*99.5	Unaudited pro-forma combined balance sheet and statements of operations of Consolidation Services, Inc. for the three months ended March 31, 2008.

_________________

* Filed herewith.

(1) Incorporated herein by reference to the Company’s Current Report on Form 8-K, filed with the Commission on March 31, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOLIDATION SERVICES, INC.

Dated:  May 27, 2008

By: /s/ Johnny R. Thomas

Name:  Johnny R. Thomas

Title:  Chief Executive Officer and President

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